As filed with the Securities and Exchange Commission on July 19, 2011
Registration No. 333-167482

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

NAUGATUCK VALLEY FINANCIAL CORPORATION
AND
NAUGATUCK VALLEY SAVINGS AND LOAN EMPLOYEE SAVINGS PLAN
(Exact name of registrant as specified in its charter)

Maryland	6035	01-0969655
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

333 Church Street
Naugatuck, Connecticut 06770
(203) 720-5000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

John C. Roman
President and Chief Executive Officer
Naugatuck Valley Financial Corporation
333 Church Street
Naugatuck, Connecticut 06770
(203) 720-5000
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Paul M. Aguggia, Esq.
Victor L. Cangelosi, Esq.
Sean P. Kehoe, Esq.
Kilpatrick Townsend & Stockton LLP
607 14th Street, NW, Suite 900
Washington, DC  20005
(202) 508-5800

Sale to the Public Concluded on June 29, 2011

The Registrant hereby files this Post-Effective Amendment No. 2 to deregister $12,782,176 (1,597,772 shares) of its unissued shares of $0.01 par value common stock heretofore registered and of which: (1) $7,613,440 (951,680 shares) was offered pursuant to the terms of the Prospectus dated May 13, 2011 (the “Prospectus”); and (2) $5,168,736 (646,092 shares) was offered pursuant to the terms of the Prospectus/Proxy Statement dated May 13, 2011 (the “Prospectus/Proxy Statement”).  The remaining $56,018,928 (7,002,366 shares) heretofore registered have been issued in accordance with and as described in the Prospectus or the Prospectus/Proxy Statement, as applicable, of which: (1) $33,384,064 (4,173,008 shares) was sold pursuant to the Prospectus in the subscription and community offering described therein; and (2) $22,634,864 (2,829,358 shares) was issued in the exchange offering described in the Prospectus/Proxy Statement.

The Registrant has determined that no further shares will be offered, sold and/or issued pursuant to either the Prospectus or the Prospectus/Proxy Statement.  The Registrant, therefore, requests deregistration of the unissued shares of common stock as soon as is practicable after the filing of this Post-Effective Amendment No. 2.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Naugatuck, State of Connecticut, on July 19, 2011.

Naugatuck Valley Financial Corporation

Date: July 19, 2011	By:	/s/ John C. Roman
John C. Roman
President and Chief Executive Officer